UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2003

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA (Address of principal executive offices)	92705 (Zip Code)

Registrant’s telephone number, including area code:    (714) 247-8200

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

Pursuant to a private letter ruling received from the IRS regarding the spin-off of Advanced Medical Optics, Inc. (AMO) from Allergan, Inc. (Allergan), it was a condition to the tax-free nature of the transaction that no director of Allergan could remain both a director of AMO and Allergan after June 2003. Therefore, David E.I. Pyott, the Chairman of the Board, President and Chief Executive Officer of Allergan has resigned from AMO’s board of directors, effective June 29, 2003. AMO is in the process of seeking a successor to Mr. Pyott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.

	By:	/S/ AIMEE S. WEISNER
Date: July 7, 2003		Aimee S. Weisner, Corporate Vice President, General Counsel and Secretary